Exhibit 99.1

Gardner Denver Announces Election of Elizabeth Centoni and Marc Jones to Board of Directors

Milwaukee, WI (December 18, 2018) -- Gardner Denver Holdings, Inc. (NYSE: GDI) today announced that Elizabeth Centoni and Marc Jones joined its Board of Directors on December 18, 2018.

Ms. Centoni currently serves as the Senior Vice President and General Manager of the Internet of Things Business Group at Cisco Systems. In her current role, Ms. Centoni is responsible for setting Cisco’s IoT business and engineering strategy and developing its solutions. Prior to her current role, Ms. Centoni served in a number of senior executive roles at Cisco including SVP and GM for the Computing Systems Product Group, VP of Engineering Strategy and Portfolio Planning, and VP and GM of the Service Provider Access Group. Ms. Centoni also plays an active role in mentorship and talent development serving as the Cisco Global Executive Sponsor for the Women in Science and Engineering (WISE) program. Ms. Centoni serves on the University of San Francisco School of Management Dean’s Circle Advisory Board.

Mr. Jones currently serves as the Chairman and Chief Executive Officer of Aeris Communications, a technology partner helping some of the world’s largest companies improve their businesses through the Internet of Things.  Prior to Aeris, Mr. Jones has served in a number of senior executive roles in the technology industry including Chairman and CEO of Visionael, President and COO of Madge Networks NV, SVP for Chips & Technologies, Inc, and SVP of Corporate Finance, at L.F. Rothschild, Unterberg Towbin. Mr. Jones began his career as a Corporate Attorney for Pillsbury, Madison and Sutro. Mr. Jones sits on the Board of Trustees for Stanford University. He is also the Chair of Management Leadership for Tomorrow (MLT) and sits on the board of the California Health Care Foundation.

“As the Gardner Denver Board continues to evolve, our focus remains on attracting directors with deep functional knowledge and broad, global experience in a variety of industries,” said Peter Stavros, Chairman of the Board of Directors.  “Both Liz and Marc exemplify these ideals and I look forward to working with them and seeing their thought leadership and contributions advance Gardner Denver’s strategy.”

“We are extremely excited to have both Liz and Marc join our Board,” said Vicente Reynal, Chief Executive Officer.  “We are committed to deploying talent throughout the organization that supports our strategic goals, one of which is to drive differentiated commercial growth. Liz and Marc’s collective experience in innovation, IoT and customer connectivity will provide valuable insight as we continue to advance this commercial strategy.”

Boardspan Inc. served as an advisor to Gardner Denver in these appointments.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the leadership appointments discussed herein, the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including macroeconomic factors beyond the Company’s control, risks of doing business outside the United States, the Company’s dependence on the level of activity in the energy industry, potential governmental regulations restricting the use of hydraulic fracturing, raw material costs and availability, the risk of a loss or reduction of business with key customers or consolidation or the vertical integration of the Company’s customer base, loss of or disruption in the Company’s distribution network, the risk that ongoing and expected restructuring plans may not be as effective as the Company anticipates, and the Company’s substantial indebtedness. Additional factors that could cause Gardner Denver’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" in our prospectus dated May 2, 2018, filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b) of the Securities Act on May 4, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Gardner Denver

Gardner Denver (NYSE: GDI) is a leading global provider of mission-critical flow control and compression equipment and associated aftermarket parts, consumables and services, which it sells across multiple attractive end-markets within the industrial, energy and medical industries. Its broad and complete range of compressor, pump, vacuum and blower products and services, along with its application expertise and over 155 years of engineering heritage, allows Gardner Denver to provide differentiated product and service offerings for its customers' specific uses. Gardner Denver supports its customers through its global geographic footprint of 39 key manufacturing facilities, more than 30 complementary service and repair centers across six continents, and approximately 6,700 employees world-wide.

Contact

Gardner Denver Holdings, Inc.
Media & Investor Relations Contact
Vikram Kini
(414) 212-4753
vikram.kini@gardnerdenver.com